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                                                                     EXHIBIT 3.2
                                                                     -----------

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                       SMURFIT-STONE CONTAINER CORPORATION
                     (hereinafter called the "Corporation")

                                    ARTICLE 1

                                     OFFICES

     SECTION 1.01. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     SECTION 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                    ARTICLE 2

                             MEETING OF STOCKHOLDERS

     SECTION 2.01. Place of Meetings. Subject to Section 2.03 hereof, meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2.02. Annual Meetings. The annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect directors by a plurality vote, and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten
(10) nor more than sixty (60) days before the date of the meeting.

     SECTION 2.03. Special Meetings. Unless otherwise prescribed by applicable law, rule or regulation or by the Restated Certificate of Incorporation as it may be amended from time to time (the "Certificate of Incorporation"), special meetings of stockholders ("Special Meetings") may be called by any of (i) the Chairman of the Board of Directors (the "Chairman"), (ii) the President and Chief Executive Officer (the "CEO"), (iii) any Vice President, or (iv) the Secretary, and shall be called by such officer, only at the request in writing (delivered to such officer at the executive offices of the Corporation) of (x) subject to Section 5.02(b) hereof, a majority of the entire Board of Directors pursuant to a resolution adopted thereby (which resolution shall constitute the aforementioned written request) or (y) the holders of at least 25% of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote, in either case, as promptly as practicable following such request. Such

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request shall state the purpose or purposes of the meeting and the place, date and hour of the meeting. The Corporation shall provide written notice of a Special Meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called (as set forth in the written request), not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

     In the event a Special Meeting is called for the purpose of electing one or more directors, any stockholder may nominate a person or persons (as the case may be) for election to such positions as are specified in the Corporation's notice of the Special Meeting. In order for a stockholder to make a nomination, such stockholder must provide timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or received at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which the notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was first made, whichever first occurs. To be in proper written form, the stockholder's notice must set forth, as to each person whom the stockholder proposes to nominate for election as a director, the name, age, business address and residence address of the person.

     No business shall be conducted at a Special Meeting except as described in the notice of the Special Meeting, provided that, once business has been properly brought before a Special Meeting, nothing in this Section 2.03 shall be deemed to preclude discussion by any stockholder of any such business. If the officer presiding at a Special Meeting determines that business was not properly brought before the Special Meeting in accordance with the foregoing procedures, such officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

     SECTION 2.04. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting (satisfying the requirements of the notice described in Section 2.03 above) shall be given to each stockholder entitled to vote at the meeting.

     SECTION 2.05. Voting. Unless otherwise required by applicable law, rule or regulation or the Certificate of Incorporation or these Amended and Restated Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the voting power of the capital stock of the Corporation represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder or such other vote as is set forth in the Certificate of Incorporation. Such votes may be cast in


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person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot, provided that all elections of directors shall be by written ballot.

     SECTION 2.06. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting of stockholders, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting of stockholders during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

     SECTION 2.07. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.06 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     SECTION 2.08. Nomination of Directors at Annual Meetings. Subject to
Article 5 hereof, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation at an annual meeting, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) subject to
Article 5 hereof, by or at the direction of the Board of Directors (or any duly authorized committee of the Board of Directors) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.08 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.08.

     In addition to any other applicable requirements, for a nomination to be made by a stockholder at an annual meeting, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the


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date of the annual meeting was mailed or public disclosure of the date of the annual meeting was first made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned of record or beneficially owned (such term, as used herein, as defined in Section 5.06 below) by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), and the rules and regulations promulgated thereunder, and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations) are to be made by such stockholder, to the extent such information would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     Subject to Article 5 hereof, no person shall be eligible for election as a director of the Corporation at an annual meeting unless nominated in accordance with the procedures set forth in this Section 2.08. If the officer presiding at an annual meeting of stockholders determines that a nomination was not made in accordance with the foregoing procedures, such officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. Nothing in this Section 2.08 shall affect the rights of stockholders to remove and replace directors, or otherwise nominate and elect directors, at a Special Meeting duly called for such purpose.

     SECTION 2.09. Business at Annual Meetings. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation who (i) is a stockholder of record on the date of the giving of the notice provided for in this Section 2.09 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) complies with the notice procedures set forth in this Section 2.09.


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     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was first made, whichever first occurs. To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.09; provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.09 shall be deemed to preclude discussion by any stockholder of any such business. If the officer presiding at an annual meeting of stockholders determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, such officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                                    ARTICLE 3

                                    DIRECTORS

     SECTION 3.01. Number and Election of Directors. The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, the exact number of which shall initially upon the adoption of these Amended and Restated Bylaws be ten (10) and, subject to the Certificate of Incorporation, shall be fixed thereafter from time to time by resolution of the Board of Directors adopted in accordance with Section 3.05 hereof. Except as provided in
Section 3.02, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, or at a Special Meeting duly called for such purpose, and each director so elected shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death or incapacity, resignation, retirement, disqualification or removal from office. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.


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     SECTION 3.02. Vacancies. Subject to Article 5 hereof and the terms of any one or more classes or series of preferred stock of the Corporation, newly created directorships resulting from any increase in the number of directors and any vacancies in the Board of Directors resulting from death or incapacity, resignation, retirement, disqualification or removal from office may be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, or by stockholders at a Special Meeting duly called for such purpose, and directors so elected shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death or incapacity, resignation, retirement, disqualification or removal from office.

     SECTION 3.03. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which, directly or through one or more committees thereof as provided herein, may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Amended and Restated Bylaws directed or required to be exercised or done by the stockholders.

     SECTION 3.04. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, the CEO, or any director. Notice thereof stating the place, date and hour of the meeting and the matters to be acted on at such meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting (and, if such notice is given by mail within seven (7) days prior to the date of the meeting, concurrently by telephone, telegram, facsimile, electronic mail, telex or cable), by telephone, telegram, facsimile, telex or cable on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

     SECTION 3.05. Quorum; Actions by Board. Except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Amended and Restated Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 3.06. Action by Written Consent. Unless otherwise provided by the Certificate of Incorporation or these Amended and Restated Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

     SECTION 3.07. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Amended and Restated Bylaws, members of


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the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 3.07 shall constitute presence in person at such meeting.

     SECTION 3.08. Committees. Subject to Article 5 hereof, the Board of Directors may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Except as otherwise provided in these Amended and Restated Bylaws, any committee, to the extent allowed by applicable law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

     SECTION 3.09. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     SECTION 3.10. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     SECTION 3.11. Compensation Committee. There is hereby established a Compensation Committee. The Compensation Committee shall consist of such number of directors as from time to time shall be designated by the Board of Directors, who shall serve on such committee for the term for which each member is designated or until such member's successor is duly elected and qualified, or until such member's earlier death or incapacity, resignation, retirement, disqualification or removal from office. None of the members of the Compensation Committee shall be an officer or an employee of the Corporation or of any


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subsidiary of the Corporation. The Compensation Committee shall have the duty to review at least once each fiscal year and to establish compensation (including fringe benefits) for all Executive Officers (such term, as used in these Amended and Restated Bylaws, shall have the meaning of the term "officer" as defined in Rule 16a-1 under the Exchange Act) of the Corporation and its subsidiaries. The Compensation Committee shall also have the exclusive authority to approve the adoption of, amendment to and make all decisions with respect to, all bonus, incentive and other employee benefit plans (including, without limitation, equity-based or equity-related plans) and shall make all decisions with respect to grants or awards thereunder.

     SECTION 3.12. Audit Committee. (a) There is hereby established an Audit Committee of the Board of Directors which shall be comprised exclusively of Directors who meet the independence and experience requirements of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards and any other qualifications required by any stock exchange or the Securities Exchange Commission applicable to the Corporation. The Audit Committee shall have the powers and authority set forth in the written charter of the Audit Committee approved and adopted by the Board of Directors.

                                    ARTICLE 4

                                    OFFICERS

     SECTION 4.01. General. The officers of the Corporation shall be chosen by the Board of Directors and there shall be a Chairman (who must be a director), a CEO, a Chief Financial Officer (the "CFO"), a Secretary and a Treasurer. The Board of Directors in its discretion may also choose one or more Vice Presidents, Assistant Secretaries/Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by applicable law, rule or regulation, the Certificate of Incorporation or these Amended and Restated Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman, need such officers be directors of the Corporation.

     SECTION 4.02. Election. The Board of Directors at its meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death or incapacity, resignation, retirement, disqualification or removal from office. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors present at any meeting of the Board of Directors at which there is a quorum. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The compensation of all officers of the Corporation shall be determined as set forth in Section 3.11 hereof.

     SECTION 4.03. Voting Securities Owned by the Corporation. Subject to the control of the Board of Directors, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the CEO, the CFO or any Vice President and


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any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

     SECTION 4.04. Chairman of the Board of Directors. The Chairman shall serve as the non-executive chairman of the Board of Directors and shall be a member of the Board of Directors. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors at which the Chairman is present. Subject to the control of the Board of Directors, the Chairman, together with the CEO, shall have general supervisory responsibilities with respect to the business affairs and officers of the Corporation. The Chairman shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Amended and Restated Bylaws or by the Board of Directors.

     SECTION 4.05. Chief Executive Officer. Subject to the control of the Board of Directors, the CEO, together with the Chairman, shall have general supervisory responsibilities with respect to the business affairs and officers of the Corporation. The CEO shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by applicable law, rule or regulation to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Amended and Restated Bylaws, the Board of Directors or the CEO. In the absence or disability of the Chairman, the CEO shall preside at all meetings of the stockholders and of the Board of Directors. The CEO shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Amended and Restated Bylaws or by the Board of Directors.

     SECTION 4.06. Chief Financial Officer. The CFO shall exercise general supervision over the finances of the Corporation and shall supervise and be responsible for all matters pertaining to the raising of debt and equity capital and cash management functions of the Corporation. The CFO shall render periodically such balance sheets and other financial statements or reports relating to the business of the Corporation as may be required by the Board of Directors, the Chairman, the CEO or any other authorized officer of the Corporation. The CFO shall be a Vice President and shall report to the CEO.

     SECTION 4.07. Vice Presidents. At the request of the CEO or in the absence of the CEO or in the event of the inability or refusal of the CEO to act, the Vice President or the Vice Presidents if there is more than one (first the EVP, second the CFO and then in the order designated by the Board of Directors) shall perform the duties of the CEO, and when so acting, shall have all the powers of and be subject to all the restrictions upon the CEO. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the CEO or in the event of the inability or refusal of the CEO to act, shall perform the duties of the CEO, and when so acting, shall have all the powers of and be subject to all the restrictions upon the CEO.


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     SECTION 4.08. Secretary. The Secretary shall attend all meetings of the
Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and, shall perform such other duties as may be prescribed by the Board of Directors or the CEO, under whose supervision he or she shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary then, either the Board of Directors or the CEO may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

     SECTION 4.09. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the CEO and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death or incapacity, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

     SECTION 4.10. Assistant Secretaries. Except as may be otherwise provided in these Amended and Restated Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the CEO, any Vice President, if there be one, or the Secretary and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

     SECTION 4.11. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the CEO, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death or incapacity, resignation, retirement, disqualification or removal from office, of all books, papers; vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

     SECTION 4.12. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                    ARTICLE 5

              CERTAIN PROVISIONS CONCERNING THE BOARD OF DIRECTORS

     SECTION 5.01. Representation on the Board of Directors. (a) There is hereby established a Nominating Committee ("Nominating Committee") for designating persons as the nominees of the Board of Directors for election as directors and for filling director vacancies, as provided below. The Nominating Committee shall consist of such number of directors as from time to time shall be designated by the Board of Directors, who shall serve on such committee for the term for which each member is designated or until such member's successor is duly elected and qualified, or until such member's earlier death or incapacity, resignation, retirement, disqualification or removal from office. Except as otherwise provided in this Article 5, the Nominating Committee shall exercise all power and authority of the Board of Directors with respect to designating persons as the nominees of the Board of Directors for election to, or appointing persons to fill vacancies on, the Board of Directors.

     (b) Prior to each meeting of the stockholders at which directors are to be elected, the Nominating Committee shall designate the nominees for election as directors. So long as Morgan Stanley Leverage Equity Fund II, Inc. ("MSLEF") beneficially owns at least the MSLEF Threshold Amount of Shares (as defined in Section 5.06 below) the Nominating Committee shall designate one (1) person for nomination to the Board of Directors who is designated by MSLEF to the Nominating Committee prior to the stockholders meeting.

     (c) At each meeting of the stockholders at which directors are to be elected, the officer of the Corporation presiding at such meeting shall nominate, on behalf of the Nominating Committee, as directors the persons designated for nomination by the Nominating Committee in accordance with paragraph (b) above, and the nominations so made shall be deemed for purposes of
Section 2.08 hereof to be made at the direction of the Nominating Committee. At any meeting of stockholders at which directors are to be elected, neither the Board of Directors nor any committee thereof shall nominate or direct there to be nominated as a director any person not designated by the Nominating Committee.

     (d) If any director is removed from the Board of Directors, resigns, retires, dies or otherwise cannot continue to serve as a member of the Board of Directors, and such director is:

          (i) a MSLEF Director (as defined in Section 5.06 below), then a majority of the entire Board of Directors shall have the exclusive authority to appoint a person to fill such vacancy, provided that if (A) a MSLEF Director tenders his or her resignation from the Board of Directors effective as of a future date, (B) prior to and in contemplation of such future date MSLEF designates to the Nominating Committee a person to replace such resigning MSLEF Director, and (C) at such future date MSLEF beneficially owns at least the MSLEF Threshold Amount of Shares, then such person so designated by MSLEF to the Nominating Committee shall be appointed to the Board of Directors effective as of such future date (to fill the vacancy left by the resigning MSLEF Director) and such successor shall be considered as the MSLEF Director; or

          (ii) not a MSLEF Director, then a majority of the entire Board of Directors shall have the exclusive authority to appoint a person to fill such vacancy.

     (e) Notwithstanding anything to the contrary contained herein, if at any time MSLEF beneficially owns less than the MSLEF Threshold Amount of Shares (i) from and after such time, the director serving as the MSLEF Director shall no longer be considered as the MSLEF Director and (ii) the obligation of the Nominating Committee to nominate a MSLEF Director shall cease and terminate.

     SECTION 5.02. Removal of Directors. The Board of Directors shall not request that a Special Meeting be called, at which meeting the removal of a director from office is to be voted on, or vote to remove the Chairman of the Board as an officer of the Corporation, unless the Board of Directors has first determined, by the affirmative vote of at least 75% of the members of the entire Board of Directors, that there exists Cause (as defined in Section 5.06 below) to remove such director from the Board of Directors or remove the Chairman of the Board as an officer of the Corporation, provided that this Section 5.02 shall not apply to the calling of a Special Meeting to remove the MSLEF Director at any time after MSLEF beneficially owns less than the MSLEF Threshold Amount of Shares.

     SECTION 5.03. Independent Committee. (a) There is hereby established an Independent Committee of the Board of Directors which shall be comprised exclusively of three or more Independent Directors designated by not less than the majority of the members of the Board of Directors, and the MSLEF Director, if any.

     (b) The Board of Directors shall not authorize or approve any of the following actions unless such actions shall first have been recommended by at least a majority of the members of the entire Independent Committee: any commercial or other transactions (including, without limitation, any squeeze-out of other stockholders effected by merger, reverse stock split or otherwise) and agreements between the Corporation and its subsidiaries, on the one hand, and Jefferson Smurfit Group, plc ("JSG") and its subsidiaries (other than the Corporation and its subsidiaries), on the other hand, other than (x) transactions pursuant to the current terms of agreements currently in effect on the date of the Merger Agreement (as defined in Section 5.06 below) or entered into in connection with the Merger Agreement, or replacement agreements (so long as the terms of such replacement agreements are not materially less favorable to the Corporation), (y) any individual sale of assets involving a net book value or purchase price of less than $5,000,000 (provided that the aggregate amount of all such sales within any 12-month period shall not exceed $50,000,000), or (z) product sales in the ordinary course of business effected on arm's length equivalent terms and not otherwise requiring Board of Directors approval.

     SECTION 5.04. Standstill Agreement. (a) The Independent Committee shall have the authority and responsibility for enforcing against JSG the Standstill Agreement (as defined in Section 5.06 below).

     (b) The entire Board of Directors shall have the authority and responsibility for enforcing against MSLEF the Standstill Agreement; provided , that the MSLEF Director (if any) shall be prohibited from voting in or deliberating with respect to any such enforcement.

     SECTION 5.05. Amendment. Article 5 of these Amended and Restated Bylaws may not be altered, amended or repealed, nor may any provision inconsistent with
Article 5 be adopted except by:

     (a) a majority of the members of the entire Board of Directors, provided that, for so long as MSLEF owns not less than the MSLEF Threshold Amount of Shares, the unanimous approval of each of the members of the entire Board of Directors shall be required for the Board of Directors to amend any provisions of these Amended and Restated Bylaws relating to (i) requirement of the Nominating Committee to nominate a MSLEF Director, (ii) the inclusion of the MSLEF Director on the Independent Committee (if such committee exists), (iii) the nomination, removal or replacement of the MSLEF Director or (iv) this proviso of this paragraph (a); or

     (b) the affirmative vote of the stockholders, required by the Certificate of Incorporation , these Amended and Restated Bylaws and the GCL provided that, for so long as MSLEF owns not less than the MSLEF Threshold Amount of Shares, the affirmative vote of the holders of at least 75% of the voting power of the Corporation's then outstanding capital stock entitled to vote thereon shall be required for the stockholders to amend any provisions of these Amended and Restated Bylaws relating to (i) the requirement of the Nominating Committee to nominate a MSLEF Director, (ii) the inclusion of the MSLEF Director on the Independent Committee (if such committee exists), (iii) the nomination, removal or replacement of the MSLEF Director or (iv) this proviso of this paragraph (b).

     SECTION 5.06. Certain Definitions. The following terms as used in these Amended and Restated Bylaws shall have the following meanings:

     "beneficially owns" (or any similar phrase) shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as such rule was in effect on May 10, 1998. An entity shall not be deemed to beneficially own securities held in a pension trust or non-profit foundation or trust controlled by such entity.

     "Cause" means an officer's or director's (i) willful and continued failure to substantially perform his or her duties to the Corporation in accordance with his or her established position at the Corporation, (ii) willful conduct which is significantly injurious to the Corporation, monetarily or otherwise or (iii) conviction for, or guilty plea to, a felony.

     "Independent" means, with respect to any director or prospective director and with respect to any corporation, an individual who, in accordance with Rule
303.00 of The New York Stock Exchange (the "NYSE"), as such rule or any successor rule may be amended from time to time, would be eligible for membership on an Audit Committee of such corporation if it were listed on the NYSE and who is not (i) an officer or employee of, or consultant or professional advisor (or employee, officer or partner of an entity that is such) to the corporation or any of its subsidiaries, (ii) a beneficial owner of more than 15% of the outstanding shares of common stock of the corporation or (iii) an officer or employee of, or consultant or professional advisor (or employee, officer or partner of an entity that is such) to, any such beneficial owner.

     "Independent Director" means, with respect to any director or prospective director of the Corporation, an individual who is Independent with respect to the Corporation.

     "Merger Agreement" means the Merger Agreement by and among Jefferson Smurfit Corporation, JSC Acquisition Corporation and Stone Container Corporation, dated May 10, 1998, as amended and as it may be further amended from time to time.

     "MSLEF Director" means, subject to Section 5.01(e) hereof, each director nominated or appointed by the Board of Directors who is designated by MSLEF to the Nominating Committee accordance with this Article 5, and if there is then otherwise no MSLEF Director, no more than one director designated as such by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote thereon.

     "MSLEF Threshold Amount of Shares" means 1,000,000 shares of the Common Stock of the Corporation, determined on a primary basis and adjusted, as appropriate, for any stock dividend or similar distribution of capital stock of the Corporation, stock split, reclassification, recapitalization, stock combination or other similar change involving the Common Stock of the Corporation.

     "Standstill Agreement" means the Standstill Agreement by and among JSG, MSLEF and the Corporation, dated as of May 10, 1998, as amended.

                                    ARTICLE 6

                                      STOCK

     SECTION 6.01. Forms of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman, the CEO or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

     SECTION 6.02. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     SECTION 6.03. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 6.04. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law, rule or regulation and in these Amended and Restated Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his or her attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

     SECTION 6.05. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 6.06. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law. Notwithstanding this Section 6.06, the determination of whether MSLEF owns the MSLEF Threshold Amount of Shares shall be calculated based on the beneficial ownership of such stock by MSLEF.

                                    ARTICLE 7

                                     NOTICES

     SECTION 7.01. Notices. Whenever written notice is required by applicable law, rule or regulation, the Certificate of Incorporation or these Amended and Restated Bylaws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail: Written notice may also be given personally or by telegram, facsimile, telex or cable.

     SECTION 7.02. Waivers of Notice. Whenever any notice is required by applicable law, rule or regulation, the Certificate of Incorporation or these Amended and Restated Bylaws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE 8

                               GENERAL PROVISIONS

     SECTION 8.01. Dividends. Dividends upon the capital stock of the Corporation, if any, may, subject to the provisions of the Certificate of Incorporation, be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

     SECTION 8.02. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 8.03. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     SECTION 8.04. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, and may have inscribed thereon the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                    ARTICLE 9

                                 INDEMNIFICATION

     SECTION 9.01. Power to Indemnify in Actions, Suits or Proceedings other than those by or in the Right of the Corporation. Subject to Section 9.03 hereof, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, trustee, administrator, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts (including attorneys' fees paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     SECTION 9.02. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 9.03 hereof, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, trustee, administrator, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such excuses which the Court of Chancery or such other court shall deem proper.

     SECTION 9.03. Authorization of Indemnification. Any indemnification under this Article 9 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.01 or Section 9.02 hereof, as the case may be. Such determination shall be made with respect to a person who is a director or officer at the time of such determination, (i) by the Board of Directors by a majority vote of the directors who were not parties to such action, suit or proceeding (the "Uninvolved Directors") even though less than a quorum, or (ii) by a committee of such Uninvolved Directors designated by majority vote of the Uninvolved Directors, even though less than a quorum, or (iii) if there are no Uninvolved Directors, or if the Uninvolved Directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     SECTION 9.04. Good Faith Defined. For purposes of any determination under
Section 9.03 hereof, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 9.04 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, trustee, administrator, employee or agent. The provisions of this Section 9.04 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in
Section 9.01 or 9.02 hereof, as the case may be.

     SECTION 9.05. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 9.03 hereof, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections
9.01 and 9.02 hereof. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 9.01 or 9.02 hereof, as the case may be. Neither a contrary determination in the specific case under Section 9.03 hereof nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 9.05 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

     SECTION 9.06. Expenses Payable in Advance. Expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article 9.

     SECTION 9.07. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article 9 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of, and advances of expenses to, the persons specified in Section 9.01 and 9.02 hereof shall be made to the fullest extent permitted by law. The provisions of this Article 9 shall not be deemed to preclude the indemnification of, and advancement of expenses to, any person who is not specified in Sections 9.01 or 9.02 of this Article 9 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware (the "GCL"), or otherwise.

     SECTION 9.08. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, trustee, administrator, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article 9.

     SECTION 9.09. Certain Definitions. For purposes of this Article 9, references to "the Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, trustee, administrator, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this
Article 9 with respect to the resulting or surviving corporation as such person would have had with respect to such constituent corporation if its separate existence had continued. For purposes of this Article 9, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, trustee, administrator, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article 9.

     SECTION 9.10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses obligations set forth in this
Article 9 shall inure to the benefit of the heirs, executors, administrators and personal representatives of those persons entitled thereto and shall be binding upon any successor to the Corporation to the fullest extent permitted by law. Neither any amendment or repeal of the provisions of this Article 9 nor adoption of any provision of the Certificate of Incorporation or of these Amended and Restated Bylaws which is inconsistent with the provisions of this Article 9 shall adversely affect any right or protection of a person existing at the time of such amendment, repeal or adoption with respect to actions, suits or proceedings relating to acts or omissions of such person occurring prior to such amendment, repeal or adoption.

     SECTION 9.11. Limitation on Indemnification. Notwithstanding anything contained in this Article 9 to the contrary, except for proceedings to enforce rights to indemnification and rights to advancement of expenses (which shall be governed by Section 9.06 hereof), the Corporation shall not be obligated to indemnify, or advance expenses to, any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

     SECTION 9.12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article 9 to directors and officers of the Corporation.

                                   ARTICLE 10

                                   AMENDMENTS

     SECTION 10.01. Subject to Article 5 hereof, these Amended and Restated Bylaws may not be altered, amended or repealed, in whole or in part, nor may new Bylaws be adopted, except by a majority of the members of the entire Board of Directors or by the affirmative vote of stockholders as required by the Certificate of Incorporation, these Amended and Restated Bylaws and the GCL; provided, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be.

     SECTION 10.02. Entire Board of Directors. As used in these Amended and Restated Bylaws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.


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